Exhibit 99.1

DSW Inc. Reports Fourth Quarter and Fiscal Year 2016 Financial Results

•	Fourth quarter sales increased 0.4% to $674.6 million; comparable sales decreased 7%

•	Fourth quarter Reported EPS of $0.38 per diluted share, for a full year Reported EPS of $1.52 per diluted share

•	Fourth quarter Adjusted EPS of $0.20 per diluted share, an increase of 43% over last year, resulting in a full year Adjusted EPS of $1.46 per diluted share

•	Returned nearly $115 million to shareholders, including $50 million in share repurchases, during fiscal 2016

•	Fiscal 2017 EPS guidance of $1.45 to $1.55 per share, including up to $0.10 per share related to the discontinuation of the Company's leased business with Gordmans

•	Board of Directors declare quarterly dividend of $0.20 per share

COLUMBUS, Ohio, March 14, 2017 - DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced financial results for the thirteen week and fifty-two week periods ended January 28, 2017, compared to the thirteen week and fifty-two week periods ended January 30, 2016.

Roger Rawlins, Chief Executive Officer stated, "Our fourth quarter continued our return to year over year profitability growth, with top line results that met our comp guidance. Inventory management and a product-focused campaign drove significantly higher gross margin, which, coupled with better expense control, resulted in a 22% increase in adjusted earnings per share this fall season."

"After making fundamental changes to our core business last year, we are laser focused on driving comp growth through our merchandise and allocation initiatives and the elevation of our customer's digital experience. Furthermore, we are building a foundation to support the growth of Ebuys and Town Shoes and to leverage synergies across all of our retail brands," Mr. Rawlins added.

The Company achieved several important milestones in fiscal 2016:

•	Total company revenues hit a new high of $2.7 billion;

•	Opened the Company's 500th location in the United States;

•	Successfully expanded DSW's presence in Canada with 23 locations, with plans to open the Company's first two stores outside North America;

•	Drove robust growth in digital demand;

•	Established DSW's presence in new digital marketplaces with the acquisition of Ebuys, Inc.;

•	Successfully launched DSW kids shops at 227 locations with plans to open 77 additional locations in 2017;

•	Invested in talent across the organization to form strong, high performing teams;

•	Completed a comprehensive expense management initiative that identified $25 million in cost savings on an annualized basis;

•	Returned $115 million to shareholders, including $65 million in dividends and $50 million in share repurchases.

Fourth Quarter Operating Results

•	Sales increased 0.4% to $674.6 million, including $27.9 million of revenues from Ebuys.

•	Comparable sales decreased 7% compared to last year's 0.7% increase.

•
Reported gross profit increased by 50 bps, driven by a significant reduction in markdowns and favorable sourcing costs, partially offset by the expected deleverage in occupancy expense, the increased mix of acquisition revenues, and 10 bps of inventory step up costs related to Ebuys.

•
Reported operating expenses improved by 50 bps, with reductions in store related expenses and corporate overhead, partly offset by 20 bps from the amortization of Ebuys intangibles and restructuring expenses.

•
Reported net income was $30.5 million, or $0.38 per diluted share, which included a net favorable adjustment of $0.18 per share related to the reduction of its contingent consideration liability, the amortization of acquired intangibles and inventory step-up costs related to Ebuys, and restructuring expenses.

•	Adjusted net income was $16.5 million, or $0.20 per diluted share, an increase of 43% over last year.

Full Year Operating Results

•	Sales increased 3.5% to $2.7 billion, including $83.9 million from the Company's acquisition of Ebuys.

•	Comparable sales decreased by 3% compared to last year's 0.8% increase.

•
Reported net income was $124.5 million, or $1.52 per diluted share, which included a net favorable adjustment of $0.06 per share related to the reduction of its contingent consideration liability, the amortization of acquired intangibles, transaction costs and inventory step-up costs related to Ebuys, and restructuring expenses.

•	Adjusted net income was $120.1 million, or $1.46 per diluted share, a 5% decrease from last year.

Fourth Quarter Balance Sheet Highlights

•	Cash, short-term and long-term investments totaled $287 million compared to $330 million the previous year.

•	Inventories were $500 million compared to $484 million last year, including $31 million from Ebuys. On a cost per square foot basis, DSW inventories declined by 8%.

•
The Company repurchased 0.4 million shares for $7.3 million this quarter. For the full year, the Company repurchased a total of 2.4 million shares for a total of $50 million and has $33.5 million remaining under its share repurchase program.

Regular Dividend
DSW Inc.'s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividend will be paid on March 31, 2017 to shareholders of record at the close of business on March 17, 2017.

Fiscal 2017 Annual Outlook
For the fifty-three week period ending February 3, 2018, the Company expects revenue growth of 3% to 5%, with comparable sales to range from a flat to low single digit decline compared to the prior year. The Company expects to open 12 to 15 net new locations.

Full year adjusted earnings per share is expected to range between $1.45 to $1.55 per diluted share, assuming a tax rate of 39% and 81 million shares outstanding. Guidance includes the estimated impact from the discontinuation of the Company's leased business with Gordmans of $0.10 per share. Guidance does not include the impact of acquisition related items, including amortization of intangible assets and changes in the fair value of the contingent consideration liability.

Webcast
The Company is hosting a conference call today at 8:30 am Eastern Time. The conference will be broadcast live over the internet and can be accessed at http://dswinc.investorroom.com. For those unable to listen to the live broadcast, an archived version will be available at the same location until April 11, 2017 at 7:00 pm EST. The teleconference will be available on replay and can be accessed by dialing 1-877-344-7529 and entering passcode 10102531.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of March 14, 2017, DSW operates 502 stores in 43 states, the District of Columbia and Puerto Rico, and operates an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplies footwear to 392 leased locations in the United States under the Affiliated Business Group. DSW also owns Ebuys, Inc., a leading off price footwear and accessories retailer operating in digital marketplaces in North America, Europe, Australia and Asia. For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and Facebook at http://www.facebook.com/DSW.

DSW INC.
FOURTH QUARTER AND FISCAL YEAR 2016 SEGMENT RESULTS
(unaudited)

	Net sales by segment
	Thirteen weeks ended			Fifty-two weeks ended
	January 28, 2017	January 30, 2016	% change	January 28, 2017	January 30, 2016	% change
	(in thousands)

DSW segment	$611,895	$636,535	(3.9)%	$2,477,991	$2,470,107	0.3%
ABG segment	34,848	35,501	(1.8)%	149,586	150,141	(0.4)%
Other	27,874	—		83,867	—
DSW Inc.	$674,617	$672,036	0.4%	$2,711,444	$2,620,248	3.5%

Comparable sales change by reportable segment
	Thirteen weeks ended		Fifty-two weeks ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
DSW segment	(7.1)%	0.5%	(2.9)%	0.8%
ABG segment	(6.0)%	4.1%	(3.7)%	1.7%
DSW Inc.	(7.0)%	0.7%	(3.0)%	0.8%

Stores and square footage data
	As of
	January 28, 2017	January 30, 2016
DSW stores open, end of period	501	468
DSW total square footage (in thousands)	10,336	9,805

Reported gross profit by segment
	Thirteen weeks ended		Fifty-two weeks ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
DSW segment merchandise margin	40.4%	37.7%	43.1%	42.8%
Store occupancy expense	(11.4)	(10.3)	(11.1)	(10.7)
Distribution and fulfillment expenses	(2.2)	(2.2)	(2.2)	(2.1)
DSW segment gross profit	26.8%	25.2%	29.8%	30.0%

ABG segment merchandise margin	36.9%	33.8%	42.4%	41.1%
Store occupancy expense	(20.5)	(20.5)	(20.4)	(21.4)
Distribution and fulfillment expenses	(1.1)	(1.1)	(1.1)	(1.1)
ABG segment gross profit	15.3%	12.2%	20.9%	18.6%

Other segment merchandise margin	23.1%	—%	28.8%	—%
Marketplace fees	(11.6)	—	(11.8)	—
Distribution and fulfillment expenses	(13.8)	—	(13.2)	—
Other segment gross profit(1)	(2.3)%	—%	3.8%	—%

Total company gross profit	25.0%	24.6%	28.5%	29.3%

(1)	Reported Other gross profit for the period ended January 28, 2017 includes $1.8 million related to the step-up of the value of Ebuys' inventory.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our "Fiscal 2017 Annual Outlook," are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in growing our store base and digital demand; our ability to protect our reputation; maintaining strong relationships with our vendors; our ability to anticipate and respond to fashion trends; our success in meeting customer expectations; disruption of our distribution and/or fulfillment operations; continuation of agreements and the financial condition of our affiliated business and international partners; our ability to successfully integrate Ebuys Inc.; fluctuation of our comparable sales and quarterly financial performance; risks related to our information systems and data; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our DSW Rewards program and marketing to drive traffic, sales and customer loyalty; uncertain general economic conditions; our reliance on foreign sources for merchandise and risks inherent to international trade; risks related to our handling of sensitive and confidential data; risks related to leases of our properties; risks related to prior and current acquisitions; risks related to future legislation, regulatory reform or policy changes; foreign currency exchange risk; and risks related to our cash and investments. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 28, 2017	January 30, 2016
Assets
Cash and cash equivalents	$110,657	$32,495
Short-term investments	98,530	226,027
Accounts receivable, net	19,006	15,464
Inventories	499,995	484,236
Prepaid expenses and other current assets	31,078	37,446
Total current assets	759,266	795,668

Property and equipment, net	375,251	374,241
Long-term investments	77,904	71,953
Goodwill	79,689	25,899
Deferred income taxes	14,934	21,815
Equity investment in Town Shoes	15,830	21,188
Note receivable from Town Shoes	53,121	44,170
Intangible assets	35,108	46
Other assets	17,373	14,129
Total assets	$1,428,476	$1,369,109

Liabilities and shareholders' equity
Accounts payable	$186,271	$215,626
Accrued expenses	130,334	107,800
Total current liabilities	316,605	323,426

Non-current liabilities	174,383	140,759
Total shareholders' equity	937,488	904,924
Total liabilities and shareholders' equity	$1,428,476	$1,369,109

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended		Fifty-two weeks ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net sales	$674,617	$672,036	$2,711,444	$2,620,248
Cost of sales	(505,782)	(506,993)	(1,939,611)	(1,851,879)
Gross profit	168,835	165,043	771,833	768,369
Operating expenses	(145,120)	(147,974)	(591,816)	(554,818)
Change in fair value of contingent consideration	25,231	—	20,151	—
Operating profit	48,946	17,069	200,168	213,551
Interest income, net	515	838	2,141	3,462
Non-operating income (expense)	(6)	(20)	338	3,178
Pre-tax income from continuing operations	49,455	17,887	202,647	220,191
Income tax provision	(18,433)	(6,649)	(78,853)	(83,806)
Income (loss) from Town Shoes	(496)	525	741	(351)
Net income	$30,526	$11,763	$124,535	$136,034

Diluted earnings per share	$0.38	$0.14	$1.52	$1.54

Weighted average diluted shares	80,657	86,235	82,135	88,501

DSW INC.
NON-GAAP RECONCILIATION
(in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended January 28, 2017	Fifty-two weeks ended January 28, 2017
Reported net income	$30,526	$124,535

Adjustments:
Inventory step-up costs(1)	533	1,757
Transaction costs(2)	(29)	2,259
Amortization of intangible assets(2)	832	3,734
Restructuring expenses(4)	467	4,543
Change in fair value of contingent consideration liability(3)	(25,232)	(20,151)
Total adjustments, pre-tax	(23,429)	(7,858)
Tax effect of adjustments	9,417	3,411
Total adjustments, after tax	(14,012)	(4,447)
Adjusted net income	$16,514	$120,088

Reported diluted earnings per share	$0.38	$1.52
Adjusted diluted earnings per share	$0.20	$1.46

(1)	Relates to the step-up of the value of Ebuys' inventory, which is recorded in gross profit.

(2)	Relates to costs associated with the acquisition of Ebuys and the amortization expense associated with $38.7 million of acquired intangibles, which are recorded within operating expenses.

(3)
The Company agreed to pay additional amounts to Ebuys contingent upon achievement of certain negotiated goals. The Company has recognized a liability for this contingent consideration based on the estimated fair value at the date of acquisition with any differences between the acquisition-date fair value and the ultimate settlement of the obligations being recognized as an adjustment to income from operations.

(4) Relates to the Company's expense management initiative in 2016, recorded within operating expenses.

Non-GAAP Measures

In addition to earnings per share and net income determined in accordance with accounting principles generally accepted in the United States ("GAAP"), for purposes of evaluating operating performance, the Company uses adjusted earnings per share and net income, which adjust for the effects of acquisition costs and the amortization expense of acquired intangible assets related to the Ebuys acquisition, as well as restructuring costs related to the Company's expense management initiative. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

SOURCE DSW Inc.
For further information: Christina Cheng, 1-855-893-5691, investorrelations@dswinc.com